UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/21/2013

First Data Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5565 Glenridge Connector, N.E.
Suite 2000
Atlanta, Georgia 30342
(Address of principal executive offices, including zip code)

(404) 890-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 21, 2013, the Board of Directors (the "Board") of First Data Corporation (the "Company") voted to expand the number of directors that constitute the Board from five to six and elected Joseph J. Plumeri as a director of the Company. Mr. Plumeri was Chief Executive Officer of Willis Group Holdings plc from October 2000 to January 2013 and Chairman of its Board from 2001 to July 2013. The Board may appoint Mr. Plumeri to one or more committees of the Board but any appointment will be determined at a future date.

First Data Holdings Inc., the parent company of the Company, also elected Mr. Plumeri to its board of directors and he will receive the standard compensation paid to non-employee directors of First Data Holdings Inc. The compensation program for non-employee directors of First Data Holdings Inc.is described under the heading "Director Compensation" in Part III, Item 11 of the Company's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the United States Securities and Exchange Commission on March 19, 2013.

There are no arrangements or understandings between Mr. Plumeri and any other person pursuant to which he was selected to become a member of the Board. There also are no transactions between Mr. Plumeri and the Company or any subsidiary of the Company that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: August 21, 2013	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary